                                                             Exhibit 99.d(i).(e)

                                   SCHEDULE 1

RS Diversified Growth Fund                                               1.00%
RS Emerging Growth Fund                                                  0.95%
RS Global Natural Resources Fund                                         1.00%
RS Internet Age Fund(R)                                                  1.00%
RS MidCap Opportunities Fund                                             0.85%
RS Smaller Company Growth Fund                                           1.00%
The Information Age Fund(R)                                              1.00%
RS Value Fund                                                            0.85%
RS Partners Fund                                                         1.00%
RS Growth Fund                                                           0.80%
RS Investors Fund                                                        1.00%

As amended August 23, 2005